EXHIBIT 99.1

For Immediate Release

DIGITAL ALLY, INC. ANNOUNCES SIGNIFICANTLY IMPROVED FIRST QUARTER OPERATING RESULTS

COMPANY REPORTS DILUTED E.P.S. OF $0.05, COMPARED WITH PRIOR-YEAR NET LOSS OF ($0.40) PER SHARE

LENEXA, Kansas (April 29, 2013) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced significant improvements in revenue, gross profit, operating income, and net income in the first quarter of 2013 when compared with the prior-year period.  An investor conference call is scheduled for 11:15 a.m. EDT tomorrow, April 30, 2013 (see details below).

First Quarter Highlights:

●	Total revenue increased 26% to $4.8 million, compared with total revenue of $3.8 million in the first quarter of 2012.
●	Gross profit margin expanded to 60.6% of revenue vs. 52.8% in prior-year period.
●	General and administrative expenses declined 13% from year-earlier levels.
●	The Company reported an operating profit of $181,417, which represented an improvement of $913,597 when compared with the first quarter of 2012.
●	Net income improved to $113,695, or $0.05 per diluted share, compared with a year-earlier net loss of ($804,729), or ($0.40) per share.
●	Non-GAAP adjusted net income improved to $393,552, versus a non-GAAP adjusted net loss of ($414,672) in the prior-year quarter.

“Our first quarter financial results, which did not include any non-recurring gains or losses, clearly reflect the operating leverage resulting from decreases in overhead expenses, improved outsourcing of components and other supplier cost reduction initiatives, and the successful restructuring of our law enforcement products sales organization,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “Improved gross profit margins and a lower SG&A expense ratio allowed us to achieve a $913,597 improvement in operating income on a $998,093 increase in revenue.  We also generated non-GAAP adjusted net income of $393,552 in the first quarter of 2013, which represented an $808,224 increase relative to a non-GAAP adjusted net loss of ($414,672) in the year-earlier quarter.  Our ability to achieve these gains was particularly impressive in light of the continuation of a challenging economic environment, which has continued to negatively impact state, county and municipal government budgets that fund the law enforcement agencies that represent our primary customer base.”

“While our legacy DVM-500 and DVM-750 in-car video systems continue to generate the majority of our revenue, new products are gaining momentum in the marketplace,” continued Ross.  “Products we have introduced during the past three years accounted for 19% of total sales in the most recent quarter, compared with 6% in the prior-year quarter and 11% for the full year ended December 31, 2012.  We continue to make inroads into the commercial market, as evidenced by our first quarter announcement of an order for event recorders from the largest near-airport parking company in the United States.  The shift in sales mix resulting from growing demand for our new products should have a positive impact on profitability, because most of our new products carry higher gross margins than our legacy in-car video systems.”

“We look towards the future with optimism.  While the market for law enforcement products remains challenging and highly competitive, the steps we have taken to reduce costs, streamline supply chain logistics, and incentivize sales efforts have transformed the Company into a lean organization capable of responding quickly to changes in our industry.  The impressive earnings turnaround that we achieved during the first quarter of 2013 is very encouraging.  I would like to thank all of our employees, vendors, management and directors for the dedicated efforts and hard work that made the achievement of a profitable first quarter possible.  We are focused upon the restoration of sustainable and growing profitability in order to rebuild shareholder value during the balance of the year,” concluded Ross.

For the quarter ended March 31, 2013, the Company’s total revenue increased 26% to approximately $4.8 million, compared with revenue of approximately $3.8 million in the first quarter of 2012.  This represented the highest level of quarterly revenue since the third quarter of 2011.  Management attributes the revenue increase to the reorganization of the Company’s law enforcement sales force, which commenced in late 2011 and continued through the first half of 2012.  International revenue declined to $80,814 in the most recent quarter, versus $158,415 in the first quarter of 2012.

Gross profit improved 45% to $2,895,927 (60.6% of revenue) in the most recent quarter, versus $1,996,617 (52.8% of revenue) in the prior-year quarter. The improvement in gross profit margin was primarily due to the supply chain improvement initiative for better outsourcing of components for the Company’s DVM-500 and DVM-750 products and the introduction of new products that have higher gross margins than legacy in-car video systems.  The Company's goal is to maintain gross margins at approximately 60% of revenue, although the achievement of this objective will be challenged by increased price competition that has led to price discounting on certain larger contract opportunities.

Selling, General and Administrative (“SG&A”) expenses were relatively unchanged at $2,714,510 (56.8% of revenue) in the three months ended March 31, 2013, versus $2,728,797 (72.1% of revenue) in the corresponding period of the previous year.  SG&A expenses in the first quarter of 2013 included a 13% decline in general and administrative expenses, relative to the prior-year quarter, reflecting the success of management’s cost-reduction initiative.

The Company reported an operating profit of $181,417 in the quarter ended March 31, 2013, compared with an operating loss of ($732,180) in the quarter ended March 31, 2012.

Net interest expense declined 7% to $67,722 in the first quarter of 2013, from $72,549 in the three months ended March 31, 2012.

The Company reported net income of $113,695, or $0.05 per diluted share, for the three months ended March 31, 2013, which represented an improvement of $918,424 when compared with a prior-year net loss of ($804,729), or ($0.40) per share.  No income tax provision or benefit was recorded in the first quarters of either 2013 or 2012. The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

All per share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective August 24, 2012.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization, interest expense and stock-based compensation), a non-GAAP financial measure, of $393,552, or $0.19 per share, in the first quarter of 2013, versus an adjusted net loss of ($414,672), or ($0.21) per share, in the quarter ended March 31, 2012.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income (loss). Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expense, (3) net interest expense and (5) share-based compensation expense.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. Eastern Daylight Time (EDT) tomorrow, April 30, 2013, to discuss its first quarter 2013 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and asking to be connected to the “Digital Ally Conference Call” a few minutes before 11:15 a.m. Eastern Time on April 30, 2013.

A replay of the conference call will be available one hour after the completion of the conference call from April 30, 2013 until 9:00 a.m. on July 2, 2013 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10028178.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Lenexa, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company will be able to continue to improve its revenues and operating results in 2013 given the current economic environment; whether it will be able to continue to achieve improved production and other efficiencies to maintain its increased gross and operating margins; whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components and products on a timely basis, and have them perform as planned; its ability to maintain or expand its share of the markets in which it competes, including those outside the law enforcement industry; whether there will be a commercial market, domestically and internationally, for one or more of its new products; whether the Company's new products, including the  DVM-250 Video Event Recorder, will continue to generate an increasing portion of its total sales; whether its reorganized domestic and international sales force will continue to result in a recovery in revenues in and outside of the U.S.;  whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2012 and quarterly report on Form 10-Q for the three months ended March 31, 2013, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2013 AND DECEMBER 31, 2013
(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$394,745	$703,172
Accounts receivable-trade, less allowance for doubtful accounts of $60,033 – 2013 and $70,193 – 2012	2,247,017	2,956,654
Accounts receivable-other	109,639	71,148
Notes receivable - current	65,000	—
Inventories	7,655,514	7,294,721
Prepaid expenses	450,707	258,642

Total current assets	10,922,622	11,284,337

Furniture, fixtures and equipment	4,533,342	4,392,880
Less accumulated depreciation and amortization	3,513,753	3,454,087

	1,019,589	938,793

Restricted cash	662,500	662,500
Intangible assets, net	218,037	217,660
Other assets	252,182	241,446

Total assets	$13,074,930	$13,344,736

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$945,797	$1,520,207
Accrued expenses	881,068	793,524
Capital lease obligation –current	68,117	66,087
Income taxes payable	5,817	6,717
Customer deposits	1,878	1,878

Total current liabilities	1,902,677	2,388,413

Long-term liabilities: Subordinated notes payable, net of discount of $79,370 and $96,378	2,420,630	2,403,622
Litigation accrual –long term	530,000	530,000
Capital lease obligation –long term	102,723	120,988

Total long term liabilities	3,053,353	3,054,610

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 9,375,000 shares authorized; shares issued: 2,139,082 – 2013 and 2,099,082 – 2012	2,139	2,099
Additional paid-in capital	23,407,853	23,304,401
Treasury stock, at cost (shares: 63,518 – 2013 and 63,518 - 2012)	(2,157,226)	(2,157,226)
Accumulated deficit	(13,133,866)	(13,247,561)

Total stockholders’ equity	8,118,900	7,901,713

Total liabilities and stockholders’ equity	$13,074,930	$13,344,736

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON
FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
MARCH 31, 2013 AND 2012
(Unaudited)

	Three Months ended March 31,
	2013	2012

Product revenue	$4,513,792	$3,588,553
Other revenue	266,757	193,903

Total revenue	4,780,549	3,782,456
Cost of revenue	1,884,622	1,785,839

Gross profit	2,895,927	1,996,617
Selling, general and administrative expenses:
Research and development expense	794,162	602,903
Selling, advertising and promotional expense	574,439	581,661
Stock-based compensation expense	103,492	120,641
General and administrative expense	1,242,417	1,423,592

Total selling, general and administrative expenses	2,714,510	2,728,797

Operating income (loss)	181,417	(732,180)

Interest income	3,183	2,636
Interest expense	(70,905)	(75,185)

Income (loss) before income tax expense	113,695	(804,729)
Income tax expense	—	—

Net income (loss)	$113,695	$(804,729)

Net income (loss) per share information:
Basic	$.06	$(0.40)
Diluted	$.05	$(0.40)

Weighted average shares outstanding:
Basic	2,064,328	2,019,259
Diluted	2,073,708	2,019,259

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON
FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO
NON-GAAP ADJUSTED NET INCOME (LOSS)
FOR THE THREE MONTHS ENDED
MARCH 31, 2013 AND 2012
(unaudited)

	Three Months Ended March 31,
	2013	2012

Net income (loss)	$113,695	$(804,729)
Non-GAAP adjustments:
Stock-based compensation	103,492	120,641
Depreciation and amortization	105,460	194,231
Interest expense	70,905	75,185

Non-GAAP adjustments, net	279,857	390,057

Non-GAAP adjusted net income (loss)	$393,552	$(414,672)

Non-GAAP adjusted net income (loss) per share information:
Basic	$0.19	$(0.21)
Diluted	$0.19	$(0.21)

Weighted average shares outstanding:
Basic	2,064,328	2,019,259
Diluted	2,073,708	2,019,259

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON
FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(Unaudited)

	2013	2012
Cash Flows From Operating Activities:
Net income (loss)	$113,695	$(804,729)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	105,460	194,231
Stock based compensation	103,492	120,641
Provision for inventory obsolescence	(53,212)	1,710
Provision for doubtful accounts receivable	(10,160)	—

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	719,797	682,140
Accounts receivable - other	(38,491)	17,629
Inventories	(307,581)	(508,474)
Notes receivable - current	(65,000)	—
Prepaid expenses	(196,904)	48,970
Other assets	(10,736)	8,183
Increase (decrease) in:
Accounts payable	(574,410)	156,435
Accrued expenses	87,544	(282,149)
Income taxes payable	(900)	(17,000)
Customer deposits	—	(30,021)

Net cash used in operating activities	(127,406)	(412,434)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(162,180)	(68,509)
Additions to intangible assets	(2,605)	—

Net cash used in investing activities	(164,785)	(68,509)

Cash Flows from Financing Activities:
Payments on capital lease obligations	(16,236)	—

Net cash used in financing activities	(16,236)	—

Net decrease in cash and cash equivalents	(308,427)	(480,943)
Cash and cash equivalents, beginning of period	703,172	2,270,393

Cash and cash equivalents, end of period	$394,745	$1,789,450

Supplemental disclosures of cash flow information:
Cash payments for interest	$53,896	$50,000

Cash payments for income taxes	$1,175	$17,000

 (FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON
FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2013 FILED WITH THE SEC)